Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 8-K-A-2 of our report dated October 18, 2021, relating to the financial statements of TDM, LLC as of December 31, 2020 and 2019.

Certified Public Accountants

Lakewood, CO

August 26, 2022